Exhibit 99.2

J&J Snack Foods Corp. Announces Appointment of Two New Board Members; Declares Quarterly Dividend

President & CEO, Dan Fachner and Roy Jackson join Board of Directors

PENNSAUKEN, N.J., May 20, 2022 (GLOBE NEWSWIRE) -- J&J Snack Foods Corp. (NASDAQ: JJSF) today announced the appointment of Dan Fachner, the Company’s President and CEO, and Roy Jackson to the Board of Directors, effective May 19, 2022, bringing the current number of board members to seven. Fachner and Jackson bring decades of experience in CPG, retail, foodservice and restaurant operations with them to the JJSF Board.

Dan Fachner joins the board after 12 months in his role as President & CEO of J&J Snack Foods. Prior to this role, Dan served as President of The ICEE Company—part of J&J Snack Foods—where he led ICEE thru multiple years of significant expansion, innovation and growth.

Roy Jackson has spent nearly 25 years in the Foodservice Industry. He has held senior level positions with PepsiCo, YUM! Brands and The Coca-Cola Company, where he retired in 2018 as Senior Vice President, Business Development & Industry Affairs. Jackson most recently held the position of Executive Vice President, Development & Industry Relations at the National Restaurant Association, of which J&J Snack Foods is an active member. Jackson’s experience has encompassed areas of increasing responsibility in sales, general management and restaurant operations. He currently serves as a board member of CustomerX.i Inc. and has held previous board roles with the Multi-Cultural Foodservice Hospitality Alliance, International Franchise Association and The National Restaurant Educational Foundation. Jackson received the Chairman’s Award of the National Restaurant Association in 2017 and the Partnership Award for the Women’s Foodservice Forum in 2017.

“We are pleased to welcome Dan Fachner and Roy Jackson to the J&J Snack Foods Board of Directors,” said Vince Melchiorre, Chair of the Nominating & Corporate Governance Committee at J&J Snack Foods. “Dan’s proven vision and leadership will be critical to the continued growth and success of the company. Roy’s unmatched foodservice and operational experience, coupled with his extensive industry relationships, will further bolster the company’s already strong customer relationships across the industry. I’m thrilled to have these experienced executives join the Board.”

The Company noted that these additions to the Board reinforce its commitment to both professional and racial diversity on its Board of Directors.

QUARTERLY DIVIDEND

The Company also announced that the Company's Board of Directors declared a quarterly cash dividend of $0.633 per share of the Company’s common stock, payable July 11, 2022, to shareholders of record on June 20, 2022.

The declaration and payment of dividends is subject to the discretion of the Board of Directors and depends on various factors, including our net income, restrictions in our credit facility, financial position, cash requirements and other factors deemed relevant by our Board of Directors.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

About J&J Snack Foods Corp.
J&J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, LUIGI’S Real Italian Ice, MINUTE MAID frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS Flavored Ice Pops, Tio Pepe’s & CALIFORNIA CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. With nearly twenty manufacturing facilities, and more than $1 billion in annual revenue, J&J Snack Foods Corp. has continued to see steady growth as a company, reaching record sales for 48 consecutive years. The company consistently seeks out opportunities to expand its unique niche market product offering while bringing smiles to families worldwide. For more information, please visit http://www.jjsnack.com.

Investor Contacts:

Joseph Jaffoni, Jennifer Neuman or Norbert Aja

JCIR

212/835-8500 or jjsf@jcir.com